  Exhibit 99.2

TPT Global Tech’s [OTCQB:TPTW] Subsidiary TPT MedTech Announces Jamaica International Airports Start Their “QuikLAB” and “QuikPASS” Check and Verify Passport Platform On Boarding, Training and Implementation

SAN DIEGO, CA / ACCESSWIRE / February 9, 2021 / TPT Global Tech, Inc. www.tptglobaltech.com ("TPTW or the Company") (OTCBB:TPTW) announced today that its subsidiary TPT MedTech's www.tptmedtech.com will start its training and on boarding process with the Baywest Wellness Centre team and airline staff at the Montego Bay Airport and Kingston Airport so that the two airports can use its "QuikLAB™" and "QuikPASS™" "Check and Verify" Passport platform or system for travelers to verify that they have been tested and cleared to travel from the country of Jamaica. Tourist in the country who get tested from an authorized "Quiklab" facility will have to download the "QuikLAB" App, get tested and present and show their "QuikPASS" report results electronically via a QR code on their "QuikLAB" app. Once cleared to travel the tourist shows or scan their "QuikPASS" QR code which displays their HIPPA compliant testing records to verify that they have been tested in the required timeframe and are free to travel home.

Travelers from Jamaica to the US, Canada, the UK and other countries may utilize "QuikPASS" or other COVID passport Apps available or get tested at any approved facility and show their negative COVID-19 laboratory test results at the airport in the form of written documentation (electronic or printed) clearance to travel. The CDC recently mandated that all travelers coming back from the Caribbean, Mexico, and Latin America must be tested before arrival into the United States, Canada, and the UK. All travelers must obtain an Antigen test to gain access to the USA, or PCR Test for travel to the UK and Canada.

TPT MedTech developed its "QuikPASS™" Check and Verify passport system and Covid 19/Vaccination monitoring platform for Corporations, Government Organizations, Schools, Airlines, Hospitals, Sports Venues, Restaurants, Hotels, and Nightclubs to check and verify that an individual has been tested for Covid 19 or Vaccinated providing proof individuals are able to travel or gain access to venues with the idea that everyone inside that venue would be Covid free. The "QuikPASS" "Check and Verify" passport-style platform works with third-party testing labs and organizations that participate on the "QuikPASS" Network and will be offered FREE to US domestic and international business commerce and government organizations around the world.

"It is very exciting to move to the next phase in our roll out plan in the country of Jamaica." said Stephen Thomas, CEO.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:
Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.